Oppenheimer Quest Global Value Fund, Inc.
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment     Long or Short-Term  Reinvestment
  (Ex)Date              Income            Capital Gains           Price


Class A Shares
  12/28/90                    0.1180            0.0000                  10.460
  01/14/91                    0.0080            0.0000                  10.050
  12/18/92                    0.0000            0.8110                  11.630
  12/31/92                    0.0920            0.0000                  11.450
  08/13/93                    0.0270            0.0890                  13.530
  12/13/93                    0.0000            0.4935                  13.610
  12/05/94                    0.0000            1.2281                  12.970

Class B Shares
  12/31/93              0.0000            0.4935                  13.600
  12/05/94              0.0000            1.2281                  12.870

Class C Shares
  12/13/93              0.0000            0.4935                  13.600
  12/05/94              0.0000            1.2281                  12.860


1.  Average Annual Total Returns for the Periods Ended 11/30/95.

   The formula for calculating average annual total return is as follows:

          1                     ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years               P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $1,128.65 1                       $1,724.63 .2
 (---------)  - 1 = 12.87%         (---------)   - 1 = 11.52%
   $1,000                            $1,000

  Inception

  $1,512.78 .1848
 (---------)  - 1 = 7.95%
   $1,000


Oppenheimer Quest Global Value Fund, Inc.
Page 2


1.  Average Annual Total Returns for the Periods Ended 11/30/95 (Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                              Inception

  $1,141.18 1                           $1,233.13 .4450
 (---------)  - 1 = 14.12%             (---------)  - 1  = 9.77%
   $1,000                                $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                              Inception

  $1,179.00 1                           $1,259.93 .4450
 (---------)  - 1 = 17.90%             (---------)   - 1 = 10.83%
   $1,000                                $1,000


Examples at NAV:

Class A Shares

  One Year                              Five Year

  $1,197.50  1                          $1,829.82 .2
 (---------)  - 1 = 19.75%             (---------)   - 1 = 12.84%
   $1,000                                $1,000

  Inception

  $1,605.14 .1848
 (---------)  - 1 = 9.14%
   $1,000

Class B Shares

  One Year                              Inception

  $1,191.18 1                           $1,263.14 .4450
 (---------)   - 1 = 19.12%            (---------)   - 1 = 10.95%
   $1,000                                $1,000

Class C Shares

  One Year                              Inception

  $1,189.00 1                           $1,259.93 .4450
 (---------)  - 1 = 18.90%             (---------)   - 1 = 10.83%
   $1,000                                $1,000

Oppenheimer Quest Global Value Fund, Inc.
Page 3


2.  Cumulative Total Returns for the Periods Ended 11/30/95:

    The formula for calculating cumulative total return is as follows:

       (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                              Five Year

    $1,128.65 - $1,000                    $1,724.63 - $1,000
    ------------------  = 12.87%          ------------------  = 72.46%
        $1,000                                  $1,000

    Inception

    $1,512.78 - $1,000
    ------------------  = 51.28%
        $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

    One Year                              Inception

    $1,141.18 - $1,000                    $1,233.13 - $1,000
    ------------------  = 14.12%         ------------------  = 23.31%
        $1,000                                  $1,000


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

    One Year                              Inception

    $1,179.00 - $1,000                    $1,259.93 - $1,000
    ------------------  = 17.90%          ------------------  = 25.99%
        $1,000                                  $1,000



Oppenheimer Quest Global Value Fund, Inc.
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2.  Cumulative Total Returns for the Periods Ended 11/30/95 (Continued):


Examples at NAV:


Class A Shares

    One Year                              Five Year

    $1,197.50 - $1,000                    $1,829.82 - $1,000
    ------------------  = 19.75%          ------------------  = 82.98%
          $1,000                                 $1,000




    Inception

    $1,605.14 - $1,000
    ------------------  = 60.51%
          $1,000


Class B Shares

    One Year                              Inception

    $1,191.18 - $1,000                    $1,263.14 - $1,000
    ------------------  = 19.12%         ------------------   = 26.31%
          $1,000                                $1,000


Class C Shares

    One Year                              Inception

    $1,189.00 - $1,000                    $1,259.93- $1,000
    ------------------  = 18.90%          ------------------  = 25.99%
          $1,000                                 $1,000